Exhibit (g)(15)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE NORTHERN TRUST COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF AUGUST 15, 2006

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of [Date, 200_]

(the "Custodian Agreement"):
A.	ADDITIONAL CUSTODIANS:
	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CHEMICAL BANK, N.A.	THIRD PARTY REPURCHASE
AGREEMENTS*
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES**

_____________________________________________

* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund	Portfolio
Fidelity Institutional Cash Portfolios	U.S. Treasury Portfolio II
Fidelity Hereford Street Trust	Spartan Money Market Fund
Fidelity Select Portfolios	Money Market Portfolio
Fidelity Union Street Trust II	Fidelity Daily Income Trust
Spartan World Money Market Fund
Fidelity Phillips Street Trust	Fidelity Cash Reserves

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C. FOREIGN SUBCUSTODIANS:

Country	Foreign Subcustodian	Eligible Securities Depositories
Argentina	BankBoston NA	The Caja de Valores (CDV) CDV / Central de Registracion y Liquidacion de Titulos de Endeudamiento Publico - CRYL (for gov't debt issued after April 1996)CDV
Australia	Westpac Banking Corporation	Clearing House Electronic Sub-register System (CHESS) - run by ASTC Austraclear Ltd.

Austria	Bank Austria Creditanstalt A.G.

Oesterreichische Kontrolbank (OeKB) - Wertpapiersammelbank (WSB) is the department of the OeKB that safekeeps all eligible securities. OTC trades are cleared through the direct settlement system (DS) of the WSB. Stock exchange trades are cleared through the Arrangementburo -- clearing & settlement dept. of the OeKB

Bahrain	HSBC Bank Middle East Limited	Clearing, Settlement and Depository System (CSD)

Bangladesh	Standard Chartered Bank	Central Depository Bangladesh Limited (CDBL)

Belgium	ING Belgium SA/NV	Caisse Interprofessionelle de Depot et de Virements de Titres (CIK) National Bank of Belgium (NBB) Euroclear Belgium (Previously CIK)

Bermuda	The Bank of Bermuda Ltd.	Bermuda Securities Depository (BSD)

Bosnia-Herzegovina	Raiffeisenzentralbank Osterreich AG	Registry of Securities (RVP)

Botswana	Barclays Bank of Botswana Ltd.	Bank of Botswana

Brazil	Citibank NA	Companhia Brazileira de Liquidacao e Custodia (CBLC) SELIC system CETIP system or CBLC

Bulgaria	ING Bank N.V.	Central Depository AD (CDAD) Bulgaria National Bank (BNB) CDAD
Canada (depository securities)	The Northern Trust Company, Canada	Canadian Depository for Securities Ltd. (CDS)
Canada (physical securities)	Royal Bank of Canada	Canadian Depository for Securities Ltd. (CDS)

Chile	Citibank NA	Deposito Central de Valores (DCV)

China (B-shares)	The Hongkong & Shanghai Banking Corporation Ltd.	CSDCC Shanghai Branch or CSDCC Shenzhen Branch ("CSDCC" China Securities Depository and Clearing Co Ltd)

Colombia	Cititrust Colombia	Depósito Centralizado de Valores (DECEVAL) Deposito Central de Valores del Banco de la Republica (DCV) DECEVAL

Croatia	Bank Austria Creditanstalt A.G.	Central Depository Agency (CDA)

Czech Republic	HVB Bank Czech Republic a.s.	Stredisko Cennych Papiru (SCP)

Denmark	Nordea Bank Danmark A/S	Vaerdpapircentralen (VP)

Egypt	Citibank NA	Misr Central Securities Depository (MCSD) MCSD for treasury bonds, Central Bank of Egypt for treasury bills

Estonia	AS Hansapank	Estonian CSD (AS Eesti Väärtpaberikeskus)

Euro Cash Correspondent	Societe Generale Paris (SG is TNT Ldn's EUR correspondent & designated EUR CLS bank)

Euro CDs	Deutsche Bank AG	CREST

Euroclear Bank / Eurobonds	Euroclear Bank

Finland	Nordea Bank Finland plc	APK

France	BNP Paribas Securities Services SA	Euroclear France
Germany	Deutsche Bank AG	Clearstream Banking Frankfurt (CBF)

Ghana	Barclays Bank of Ghana Ltd.

Greece	Citibank International plc	Central Securities Depository (CSD) Bank of Greece or CSD

Hong Kong SAR	The Hongkong & Shanghai Banking Corporation Ltd.	Hong Kong Securities Clearing Co Ltd (HKSCC) Central Moneymarkets Unit (CMU)
Hungary	Citibank Zrt.	KELER - The Central Depository and Clearing House
Iceland	Landsbanki Islands hf	Icelandic Securities Depository (ISD)

India	Citibank NA	National Securities Depository Ltd. (NSDL), Central Depository Services (India) Ltd. (CDSL)

Indonesia	Standard Chartered Bank	PT Kustodian Sentral Efek Indonesia Bank Indonesia (BI) PT Kustodian Sentral Efek Indonesia (KSEI)

Ireland	The Northern Trust Company, London	CREST Euroclear Bank T

Israel	Bank Leumi Le-Israel B.M.	Tel Aviv Stock Exchange (TASE) via the Stock Exchange Clearing House (SECH) system

Italy	BNP Paribas Securities Services SA	Monte Titoli

Jamaica	FirstCaribbean International Securities Limited	Jamaica Central Securities Depository (JCSD)

Japan	The Hongkong & Shanghai Banking Corporation Ltd.	Japan Securities Depository Center, Incorporated (JASDEC Inc.) Bank of Japan (BOJ)

Jordan	HSBC Bank Middle East Limited	Securities Depository Center (SDC) Central Bank

Kazakhstan	HSBC Bank Kazakhstan JSC	Central Depository of Securities (CDS)

Kenya	Barclays Bank of Kenya Ltd.	Central Depository System (CDS) Central Bank of Kenya (CBK)

Latvia	Hansabanka A/s	The Latvian Central Depository (LCD) Bank of Latvia

Lebanon	HSBC Bank Middle East Limited	Midclear (The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East) Banque du Liban

Lithuania	SEB Vilniaus Bankas AB	Central Securities Depository of Lithuania (CSDL)

Luxembourg	ING Belgium SA/NV	Clearstream Banking Luxembourg (CBL)
Malaysia	HSBC Bank Malaysia Berhad	Bursa Malaysia Depository Sdn Bhd (BMD) Bank Negara Malaysia (BNM)

Malta	HSBC Bank Malta Plc	Malta Stock Exchange, Central Securities Depository (CSD)

Mauritius	The Hongkong & Shanghai Banking Corporation Ltd.	Central Depository and Settlement Co. Ltd. (CDS)

Mexico	Banco Nacional de Mexico S.A.	Instituto para el Depósito de Valores (Indeval)

Morocco	Attijariwafa Bank	Maroclear

Namibia	Standard Bank Namibia Ltd.	physical mkt (securities dual-listed on JSE/NSX are in demat form at STRATE) BES system at the BoN

Netherlands	Fortis Bank (Nederland) N.V.	Euroclear Nederland (still commonly referred to as "Necigef", the former name) and Euroclear NIEC

New Zealand	ANZ Banking Group Ltd.	New Zealand Central Securities Depository (NZCSD)

Nigeria	Stanbic Bank Nigeria Ltd.	Central Securities Clearing System Limited (CSCS)

Norway	Nordea Bank Norge ASA	Verdipapirsentralen (VPS)

Oman	HSBC Bank Middle East Limited	The Muscat Depository and Securities Registration Company (MDSRC)

Pakistan	Citibank NA	Central Depository Company of Pakistan Ltd. (CDC) State Bank of Pakistan (SBP)

Palestine	HSBC Bank Middle East Limited	Clearing, Depository and Settlement (CDS) - department of the PSE

Peru	Citibank del Peru S.A.	Caja de Valores y Liquidaciones (CAVALI)

Philippines	The Hongkong & Shanghai Banking Corporation Ltd.	Philippine Depository and Trust Corporation (PDTC) Registry of Scripless Securities (RoSS)
Poland	Bank BPH S.A.	National Depository for Securities (NDS)

Portugal	Banco Santander de Negocios Portugal	Interbolsa Lisbon

Qatar	HSBC Bank Middle East Limited	Central Registration Department (CRD)

Republic of Korea	The Hongkong & Shanghai Banking Corporation Ltd.	Korea Securities Depository (KSD)

Romania	ING Bank N.V.	National Securities Clearing, Settlement, and Depository Company (SNCDD) BSE Depository Nat'l Bank of Romania

Russian Federation	ING Bank (Eurasia) ZAO	National Depository Center (NDC) Depository Clearing Center (DCC), Vneshtorgbank (VTB), Moscow Central Depository (MCD), MICEX Settlement House, Gazprombank.

Serbia & Montenegro	HVB Bank Serbia and Montenegro a.d.	The Central Registrar and Central Depository for Securities (CSD)

Singapore	DBS Bank Ltd.	Central Depository Pte. Ltd. (CDP) Monetary Authority of Singapore (MAS)

Slovakia	ING Bank NV Bratislava Branch	Centralny depozitar cennych papierov SR, a.s. (CDC) National Bank of Slovakia (NBS)

Slovenia	Bank Austria Creditanstalt d.d. Ljubljana	The Central Securities Clearing Corporation (KDD)

South Africa	Standard Bank of South Africa	STRATE (Share Transactions Totally Electronic)

Spain	BNP Paribas Securities Services SA	IBERCLEAR

Sri Lanka	Standard Chartered Bank	Central Depository System (CDS)

Swaziland	Standard Bank Swaziland Ltd.

Sweden	Skandinaviska Enskilda Banken AB (Publ)	VPC AB

Switzerland	UBS AG	SIS Sega InterSettle AG (SIS)

Taiwan	Central Trust of China	Taiwan Depository & Clearing Corporation (TDCC).

Thailand	Citibank NA	Thailand Securities Depository Co. Ltd. (TSD) Bank of Thailand (BOT)
Trinidad and Tobago	Republic Bank	Trinidad & Tobago Central Depository (TTCD)

Tunisia	Banque Internationale Arabe de Tunisie	The Societe Tunisienne de Compensation et de Depot des Valeurs Mobilieres (STICODEVAM)

Turkey	Citibank AS	Takasbank AS Central Bank (OTC); Takasbank (interbroker and broker/custodian settlement)
Uganda	Barclays Bank of Uganda Ltd.	Bank of Uganda (BoU)

Ukraine	ING Bank Ukraine	Interregional Securities Union (IRSU, but commonly referred to as MFS) National Bank of the Ukraine

United Arab Emirates	HSBC Bank Middle East Limited	Clearing and Depository Services (CDS)

United Kingdom	The Northern Trust Company, London	CREST

United States	The Northern Trust Company	Depository Trust Clearing Corporation (DTCC) Federal Reserve

Uruguay	BankBoston NA	Central Bank

Venezuela	Citibank NA	Caja Venezolana de Valores (CVV), currently being reviewed, Central Bank

Vietnam	The Hongkong & Shanghai Banking Corporation Ltd.	Vietnam Securities Depository

Zambia	Barclays Bank of Zambia Ltd.	LuSE Central Shares Depository Ltd. Bank of Zambia (BOZ)

Zimbabwe	Barclays Bank of Zimbabwe Ltd.

Each of the Investment Companies listed
Appendix "A" to the Custodian Agreement,
On behalf of each of their respective portfolios

By:/s/John Costello

Name: John Costello

Title: Assistant Treasurer

The Northern Trust Company

By:/s/Michael J. Lies

Name: Michael J. Lies

Title: Vice President